UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2024 (April 22, 2024)

Black Hawk Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41984	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 166 Danville, CA	94506
(Address of principal executive offices)	(Zip Code)

(952) 217-4482

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	BKHAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	BKHA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fifth of one ordinary share	BKHAR	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2024, the board of directors (the “Board”) of Black Hawk Acquisition Corporation (the “Company”) appointed Jonathan Ginsberg as the Chief Operating Officer and a director of the Company, effective immediately.

Mr. Ginsberg, age 33, has served as the President of BEEC Inc. (BEEC), an education services and technology company in California, which he co-founded in 2016. At BEEC he leads operations and expansion of student services, with clients in North America, Asia, Oceania and Europe. Mr. Ginsberg also oversees BEEC's software development department focused on custom learning solutions for schools and institutions. Additionally, he is a Founding Member of BEEC Capital, LLC, an investment and consulting company owned by BEEC Inc. Mr. Ginsberg is also a Director of NP Life Sciences Health Industry Group Inc., an OTCQB-listed company, as well as a Director of its subsidiary, GW Health Consulting Management Inc. Mr. Ginsberg also has experience in international trade, education and law. He is active in community leadership, including co-founding a non-profit, Global Friendship City Association (GFCA), where he serves as the Executive Director. GFCA's mission is to foster subnational relations globally in the areas of commerce, culture, and education. Through his work, Mr. Ginsberg has helped GFCA form international public/private partnerships across North America, Asia and Africa. Mr. Ginsberg received his Bachelor’s degree in International Studies from Johns Hopkins University. We believe that Mr. Ginsberg’s access to contacts and sources, ranging from education services and technology companies, and international trade, will assist us in generating acquisition opportunities and identifying suitable acquisition candidates and he will be a valuable member of the Board.

There are no arrangements or understandings between Mr. Ginsberg and any other person pursuant to which he was selected as an officer.

There is no family relationship between Mr. Ginsberg and any officer or director of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On April 23, 2024, the Company issued a press release announcing the appoint of Jonathan Ginsberg as its Chief Operating Officer and member of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated April 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 23, 2024

Black Hawk Acquisition Corporation

By:	/s/ Kent Louis Kaufman
Name:	Mr. Kent Louis Kaufman
Title:	Chief Executive Officer and Chairman

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